UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services and in the commercialization of space technologies, today announced a realignment of its corporate structure in order to optimize operational efficiencies. The Company’s action follows an evaluation of each business and a review of strategic alternatives. Astrotech’s corporate realignment includes the termination of James Royston, President of Astrotech Corporation.

“This corporate leadership realignment allows us to streamline Astrotech, reduce overall costs and maximize shareholder value,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech.

The corporate realignment will allow Astrotech to put a greater focus on the pre-launch satellite service offering of its Astrotech Space Operations business unit. The Company has no immediate plans of filling the position created by Mr. Royston’s termination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated July 16, 2010, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

By: /s/ Thomas B. Pickens, III
Name: Thomas B. Pickens, III Title: Chairman of the Board and Chief Executive Officer

Date: July 16, 2010

EXHIBIT INDEX

Paper (P) or
Exhibit No.	Description	Electronic (E)

99.1	Press release, dated July 16, 2010, issued by Astrotech Corporation.	E